UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): February 6, 2015

TURBODYNE TECHNOLOGIES, INC.
(Exact name of Company as specified in its charter)

NEVADA	000-21391	95-4699061
(State or other jurisdiction of incorporation)	(Commission File No)	(IRS Employer Identification Number)

250 West 57th Street, Suite 2328 New York, NY 10107

(Address of principal executive offices) (Zip Code)

646-308-1503

Company's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN COMPANY'S CERTIFYING ACCOUNTANT

(a) On February 2, 2015, MaloneBailey, LLP ("MB") resigned as the Company's independent public accountants. In September 2014 Jason Meyers our chief executive officer and director, signed a “Letter of Acceptance, Waiver and Consent (“AWC”) with FINRA consenting to the entry of findings by FINRA, without admitting or denying any wrongdoing, that he misappropriated a portion of the proceeds of a private placement. As a result MB resigned as the independent auditor of the Company and withdrew its released audit opinions for 2009, 2010 and 2011 because it believed (i) it was prohibited from being associated with the Company’s financial statements and (ii) it could no longer rely on management’s representations. See Item 4.02. See also Item 8.01 for a description of Mr. Meyers prompt efforts to withdraw his consent to the AWC.

The independent auditors' report of MB on the financial statements of the Company for 2009, 2010 and 2011 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty (other than an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern relating to the report for these years), audit scope, or accounting principles.

MB was only retained in 2013, subsequent to the audit period. During MB’s retention (a) there were no disagreements with MB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to MB's satisfaction would have caused MB to make reference in connection with its report to the subject matter of the disagreement, and (b) except as indicated above MB has not advised the Company of any reportable events as defined in paragraphs (1) through (3) of Regulation S-B Item 304(a)(1)(iv)(B).

MB has been provided with a copy of the disclosures contained in this Form 8-K with a request that it furnish to the Company a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-B, and, if not, stating the respects in which it does not agree. Attached as an exhibit is a copy of a letter from MB to the Commission stating that it agrees with the statements in the Form 8-K concerning its firm.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

As set forth in Item 4.01 MaloneBailey, LLP ("MB ) the Company's independent public accountants resigned as the independent auditor of the Company and withdraw its released audit opinions for 2009, 2010 and 2011 because it believed (i) it was prohibited from being associated with the Company’s financial statements and (ii) it could no longer rely on management’s representations.

ITEM 8.01 OTHER EVENTS

In September 2014, Jason Meyers our chief executive officer and director, signed a “Letter of Acceptance, Waiver and Consent (“AWC”) with FINRA consenting to the entry of; (i) findings by FINRA, without admitting or denying any wrongdoing, that he misappropriated a portion of funds received in a private placement and (ii) a bar from association with any FINRA member firm. On September 30, 2014, counsel to Mr. Meyers notified FINRA that Mr. Meyers rescinded the order.

As a result of the AWC, the Company is statutorily disqualified from relying in the future on certain exemptions from registration of its securities promulgated under Rule 506 of the Securities Act of 1933 (the “Act”) for so long as Mr. Meyers remains an officer and/or director and/or holder of 20% or more of the voting securities of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit 16.05	Letter re: change in certifying accountants.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBODYNE TECHNOLOGIES, INC.

Date: February 6, 2015	By:	/s/ JASON MEYERS
Jason Meyers
Chief Executive Officer